EXHIBIT 11.1
AIRPORT SYSTEMS INTERNATIONAL, INC. AND SUBSIDIARY
NET INCOME PER SHARE COMPUTATION


                                                               THREE MONTHS ENDED
                                                                    JULY 31,
                                                               -------    -------
                                                                 1997      1996
                                                               -------    -------
(In thousands, except per share data)

          PRIMARY
--------------------------------------------

Net income applicable to common stockholders                    $  160    $  134
                                                                ======    ======

Weighted average number of common
  shares outstanding during the periods                          2,386     2,400

Add - dilutive common equivalent shares
  (determined using the "treasury stock method")
  representing shares issuable upon the exercise
  of stock options                                                  --        --
                                                                ------    ------

Weighted average number of shares used
   in calculation of primary net income per share                2,386     2,400
                                                                ======    ======

Net income per common share - primary                           $ 0.07    $ 0.06
                                                                ======    ======

          FULLY DILUTED
--------------------------------------------

Net income applicable to common stockholders                    $  160    $  134
                                                                ======    ======


Weighted average number of shares used in calculating
  primary net income per common share computation                2,386     2,400

Add (deduct) incremental shares representing:
  Shares issuable upon exercise of stock options
    included in primary calculation above                           --        --

  Shares issuable upon exercise of stock options
    based on period-end market price                                --        --
                                                                ------    ------

    Weighted average number of shares used in
      calculation of fully diluted net income per share          2,386     2,400
                                                                ======    ======

Net income per common share - fully diluted                     $ 0.07    $ 0.06
                                                                ======    ======


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